EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

We consent to the incorporation by reference in Registration Statements No. 33-41050, No. 33-26271, No. 33-12276, No. 33-48808, No. 33-65132, No. 33-
60891 and 33-13013 of Optical Coating Laboratory, Inc. on Form S-8 and Registration Statements No. 33-61177 and No. 33-65319 on Form S-3 of Optical Coating Laboratory, Inc. of our report dated December 18, 1996, appearing in this Annual Report on Form 10-K of Optical Coating Laboratory, Inc. for the year ended October 31, 1996.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Optical Coating Laboratory, Inc., listed in Item 14(a)(2). The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


DELOITTE & TOUCHE LLP

San Jose, California
January 29, 1997